                                  SCHEDULE 14A

                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                          CONCEPTUS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                          CONCEPTUS, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials:
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement no.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
                                CONCEPTUS, INC.

                                ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 13, 1997

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of
CONCEPTUS, INC., a Delaware corporation (the "Company"), will be held on May 13, 1997 at 11:00 a.m., local time, at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065, for the following purposes:

    1. To elect directors to serve for the ensuing year and until their successors are elected.

    2. To approve and ratify the amendments to the Company's 1993 Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 shares to an aggregate of 2,575,000 shares and to implement certain other changes resulting from applicable law.

    3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1997.

    4. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on March 26, 1997 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

    All stockholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

                                          Very truly yours,

                                          Michael W. Hall

                                          SECRETARY

San Carlos, California

April 4, 1997

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.
                         THANK YOU FOR ACTING PROMPTLY.

                                CONCEPTUS, INC.

                                ---------------

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited on behalf of the Board of Directors of Conceptus, Inc. (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 13, 1997, at 11:00 a.m., local time, or at any postponement or adjournment(s) thereof, for the purposes set forth herein and in an accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065. The Company's telephone number at its principal executive offices in San Carlos, California is (415) 802-7240.

    These proxy solicitation materials were mailed to stockholders on or about April 4, 1997. The cost of soliciting these proxies will be borne by the Company.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use either (i) by delivering to the Company (Attention: Sanford Fitch) a written notice of revocation or a duly executed proxy bearing a later date or (ii) by attending the Annual Meeting of Stockholders and voting in person.

VOTING AND SOLICITATION

    Holders of shares of Common Stock are entitled to one vote per share on all matters. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. Except in certain other specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of directors, for the increase in the number of shares of Common Stock reserved for issuance under the 1993 Stock Plan (the "Stock Plan"), for ratification of the appointment of the designated independent auditors and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker nonvotes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

    The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram. The Company may also elect to employ a paid proxy solicitation firm and, in such event, the Company would bear the costs of such firm.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

    Proposals of stockholders that are intended to be presented by such stockholders at the Company's 1998 Annual Meeting must be received by the Company no later than December 4, 1997 in order that such proposals may be included in the proxy statement and form of proxy relating to that meeting.

RECORD DATE AND SHARE OWNERSHIP

    Only stockholders of record at the close of business on March 26, 1997 are entitled to notice of and to vote at the meeting. At the record date, 9,230,606 shares of the Company's Common Stock were issued and outstanding.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

    A board of six directors is to be elected at the Annual Meeting. Management has nominated the six current members of the Board of Directors to be re-elected. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's six nominees named below, all of whom are currently directors of the Company. At the Annual Meeting, the Board of Directors, without further action by the stockholders, will be divided into three classes. Each class of directors will consist of two or, in the future, three directors, who will serve for a one, two or three year period or until their successors are elected and qualified. Thereafter, directors will serve staggered three year terms. Class I will consist of two directors (Richard D. Randall and Robert F. Kuhling) serving a one-year term expiring at the Company's 1998 Annual Meeting of Stockholders. Class II will consist of two directors (Thomas C. McConnell and Nancy S. Olson) serving a two-year term expiring at the Company's 1999 Annual Meeting of Stockholders. Class III will consist of two directors (Kathryn A. Tunstall and Sanford Fitch) serving a three-year term expiring at the Company's 2000 Annual Meeting of Stockholders. In each case, a director will serve for the designated term or until his or her respective successor is elected and qualified.

    In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote in their discretion for a substitute nominee. It is not expected that any nominee will be unavailable. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible and, in such event, the specific nominees to be voted for will be determined by the proxy holders. It is expected that all nominees will be able and willing to serve as directors.

    The names of the nominees, their ages as of February 28, 1997, and certain other information about them are set forth below:

NAME                                  AGE                                   POSITION                                 CLASS
--------------------------------      ---      ------------------------------------------------------------------  ---------
Kathryn A. Tunstall.............          46   President, Chief Executive Officer and Director                        III

Sanford Fitch...................          56   Senior Vice President, Chief Financial Officer and Director            III

Richard D. Randall (1)(2).......          45   Chairman of the Board of Directors                                      I

Robert F. Kuhling (2)...........          48   Director                                                                I

Thomas C. McConnell (2).........          42   Director                                                               II

Nancy S. Olson (1)..............          41   Director                                                               II

------------------------

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

    MS. TUNSTALL joined Conceptus in July 1993 as President, Chief Executive Officer and a director. Prior to joining Conceptus, Ms. Tunstall spent seven years as an executive officer and in senior marketing positions of the Edwards Less Invasive Surgery Division of Baxter International ("Baxter"), a division engaged in the research and development, manufacturing, and marketing of cardiovascular catheters, serving as President from June 1990 to June 1993 and serving as Vice President and Director of Worldwide Sales and Marketing from November 1986 to June 1990. From 1980 to 1986, Ms. Tunstall held various positions in manufacturing and marketing of McGaw Laboratories, a pharmaceutical and medical device company, serving most recently as Vice President of Marketing. Ms. Tunstall holds a B.A. in Economics from the University of California and has also completed graduate level studies in Business and Healthcare Administration. She serves as a director of RESOLVE, a non-profit infertility support, education and advocacy organization.

    MR. FITCH joined Conceptus as Vice President, Finance and Operations, Chief Financial Officer and a director in December 1994 and was promoted to Senior Vice President in February 1997, retaining his position as Chief Financial Officer and Director as well. From January 1994 to December 1994, Mr. Fitch served as Vice President, Finance and Operations and Chief Financial Officer of Voyant Corporation, a video technology company. From December 1990 to January 1994, Mr. Fitch served as Chief Financial Officer of SanDisk Corp., a manufacturer of flash memory devices. From November 1989 to August 1990, Mr. Fitch served as Vice President, Finance and Operations and Chief Financial Officer of Personics Corporation, an audio consumer products company. From 1983 through 1989, Mr. Fitch was the Chief Financial Officer of Komag Inc., a manufacturer of rigid media for the disk drive industry. Mr. Fitch holds an M.B.A. from the Stanford University Graduate School of Business.

    MR. RANDALL has served as a director of Conceptus since December 1992 and served as President, Chief Executive Officer from December 1992 to July 1993 and Chief Financial Officer from December 1992 to January 1995. Mr. Randall has served as President, Chief Executive Officer and Director of Innovasive Devices, Inc., a medical device manufacturer, since January 1994. He currently also serves as a director of Target Therapeutics, Inc. ("Target"), where he was President and Chief Executive Officer from June 1989 to May 1993. Prior to joining Target, Mr. Randall served in various capacities with Trimedyne, Inc., a cardiovascular laser company, Baxter and the U.S.C.I. Division of Bard. Mr. Randall holds a B.S. in Biology Education from State University of New York College at Buffalo.

    MR. KUHLING has served as a director of Conceptus since December 1992. Mr. Kuhling has been a general partner of venture capital funds managed by ONSET Ventures since 1987. Prior to 1987, he served as Director of Design Automation Marketing at Sun Microsystems, Inc., a computer manufacturer, and Vice President of Marketing and a division manager at General Electric-Calma, a software and computer systems company. Mr. Kuhling currently serves on the Board of Directors of Euphonix, Inc. Mr. Kuhling received an M.B.A. from the Harvard University Graduate School of Business.

    MR. MCCONNELL has served as a director of Conceptus since December 1992. Mr. McConnell has been with New Enterprise Associates, a venture capital investment firm, since 1985 and has served as a General Partner of that firm since 1989. Prior to that, Mr. McConnell was a Product Manager at Apple Computer, Inc. and a consultant with the Boston Consulting Group. Mr. McConnell is also a director of Applied Imaging Corp., Cardiothoracic Systems, Innovasive Devices, Inc. and Sequana Therapeutics. Mr. McConnell holds an M.B.A. from the Stanford University Graduate School of Business.

    MS. OLSON has served as a director of Conceptus since March 1994. Ms. Olson has been Executive Vice President of St. Paul Venture Capital, Inc., specializing in health care and medical technology since July 1993. From March 1992 to June 1993, Ms. Olson served as a Managing Director of Dakin Securities Corporation, a regional investment bank in San Francisco. From June 1990 to June 1993 she served as principal of Rx Capital, a financial advisory and business consulting firm she founded to help organize and fund startup to midsized medical biotechnology and healthcare companies. Prior to 1990, Ms. Olson was

General Partner at Sequoia Capital. Ms. Olson is also a director of Biopsys Medical, Inc. Ms. Olson holds an M.B.A. from the Wharton School of Business.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors held a total of nine meetings during the fiscal year ended December 31, 1996. The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

    The Audit Committee of the Board of Directors currently consists of directors Randall and Olson. During the last fiscal year, one meeting was held. The Audit Committee recommends engagement of the Company's independent auditors, reviews the scope of the audit, considers comments made by the independent auditors with respect to the Company's internal control structure, including systems, procedures and internal accounting controls and the consideration given thereto by management, and reviews the Company's system of internal controls, including systems, procedures and internal accounting controls, with the Company's financial and accounting staff.

    The Compensation Committee of the Board of Directors currently consists of directors Randall, Kuhling and McConnell. During the last fiscal year, six meetings were held. In addition, five meetings of the Stock Option Subcommittee were held. The Compensation Committee, or a subcommittee thereof, where necessary, administers the Company's incentive compensation and benefit plans (including stock plans) and in conjunction with the Board of Directors, establishes salaries, incentives and other forms of compensation for directors, officers and other employees.

    None of the incumbent directors attended fewer than 75 percent of the aggregate number of meetings of the Board of Directors (held while such director was a member) and of the committees upon which such director served during fiscal 1996.

DIRECTOR COMPENSATION

    The Company currently does not compensate each director who is not an employee for attendance at Board of Directors or committee meetings but does reimburse each outside director for out-of-pocket expenses incurred in connection with attendance at such meetings.

    Pursuant to the Company's Stock Plan, on January 5, 1996, Mr. Randall was granted an option to purchase 10,000 shares of Common Stock at an exercise price of $10.00, and on January 24, 1996, directors Kuhling, McConnell and Olson were each granted options to purchase 9,000 shares of Common Stock at an exercise price of $10.50 per share. Nonemployee directors of the Company are automatically granted options to purchase shares of the Company's Common Stock pursuant to the terms of the Company's 1995 Directors' Stock Option Plan (the "Directors' Plan"). Under such plan, each person that was a nonemployee director on the date of the Company's initial public offering was granted an option to purchase 10,000 shares of Common Stock on the date of such offering (unless such director had previously been granted an option to purchase shares of Common Stock) and each person who thereafter first becomes a nonemployee director will be granted an option to purchase 10,000 shares of Common Stock on the date on which he or she first becomes a nonemployee director (the "First Option"). Thereafter, on the date of each annual meeting, each nonemployee director shall be automatically granted an additional option to purchase 3,000 shares of Common Stock (a "Subsequent Option") if, on such date, he or she shall have served on the Company's Board of Directors for at least six months. The Directors' Plan provides that the First Option shall become exercisable in installments as to 1/36th of the total number of shares subject to the First Option on each monthly anniversary of the date of grant of the First Option; each Subsequent Option shall become exercisable in installments as to 1/12th of the total number of shares subject to the Subsequent Option on each monthly anniversary of the date of grant of the Subsequent Option beginning on the second anniversary of the grant date. Options granted under the Directors' Plan have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, and a term of ten years. Pursuant to the Directors' Plan, on May 9, 1996, the non-employee directors of the Company received stock options in connection with their service on the Board of Directors in the amount of 3,000 shares at an exercise price of $19.25 per share. There are no family relationships among the directors or executive officers of the Company.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED ABOVE FOR THE BOARD OF DIRECTORS OF THE COMPANY.

                                 PROPOSAL NO. 2

                 APPROVAL OF AMENDMENTS TO THE 1993 STOCK PLAN

GENERAL

    The Company's 1993 Stock Plan was adopted by the Board of Directors of the Company on January 28, 1993 and approved by the stockholders in January 1994. Amendments to the Stock Plan were approved by the Board of Directors in March 1994, May 1995 and October 1995 and by the stockholders in March 1994 and January 1996. In February 1997, the Board of Directors adopted an amendment to the Stock Plan, subject to stockholder approval, to increase the number of shares of Common Stock reserved for issuance under the Stock Plan by 1,000,000 shares to an aggregate of 2,575,000 shares and to make certain other amendments required by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

    The Board of Directors has considered the impact of Section 162(m) of the Code, adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and four other most highly compensated executive officers, unless such compensation meets the requirements for the "performance-based" exception to that general rule. The Board has determined that certain amendments to the Stock Plan will help ensure that options and stock purchase rights granted under the Stock Plan meet the requirements for qualifying as performance-based compensation, and in February 1997, the Board approved such amendments. These amendments include a limitation on the number of shares of Common Stock which may be granted under any option or stock purchase right to any one employee during any fiscal year to a maximum of 800,000 shares and a requirement that the exercise price of nonstatutory stock options or stock purchase rights granted to a covered employee under Section 162(m) of the Code must be at least 100% of the fair market value of the Common Stock on the date of the grant. At the Annual Meeting, stockholders will be asked to approve the proposed amendments to the Stock Plan.

    The Company believes that long-term equity compensation in the form of stock options is critical in order to attract qualified employees to the Company and to provide incentive to and retain current employees, particularly in light of the increasingly competitive environment for talented personnel. As of February 28, 1997, options for 1,021,856 shares were outstanding under the Stock Plan, 304,999 shares had been issued pursuant to stock option exercises or stock purchase grants and 248,145 shares remained available for future grants. As of February 28, 1997, the aggregate fair market value of shares subject to outstanding options under the Stock Plan was $13,028,664, based upon the estimated fair market value of the Common Stock as of such date. The Company's Common Stock was not publicly traded prior to February 1, 1996. The actual benefits, if any, to the holders of stock options issued under the Stock Plan are not determinable prior to exercise as the value, if any, of such stock options to their holders is represented by the difference between the market price of a share of the Company's Common Stock on the date of exercise and the exercise price of a holder's stock option, as set forth below. The Board of Directors believes that the number of shares currently available under the Stock Plan is likely to be insufficient in light of potential continued growth in the Company's operations. For this reason, the Board has determined that it is in the best interests of the Company to increase the number of shares available for issuance under the Stock Plan.

    Options granted under the 1993 Stock Plan may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options at the discretion of the Board of Directors and as reflected in the terms of the written option agreement. The Board of Directors, at its discretion, may also grant rights to purchase Common Stock directly, rather than pursuant to stock options, subject to certain restrictions discussed below. No stock purchase rights have been granted under the Stock Plan during the fiscal year ended December 31, 1996. Shares not purchased under an option prior to its expiration will be available for future option grants under the Stock Plan.

    The Stock Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

PURPOSE

    The purposes of the 1993 Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and to promote the success of the Company's business.

ADMINISTRATION

    The Stock Plan may be administered by the Board of Directors or by a committee of the Board of Directors. The Stock Plan is currently being administered by the Board of Directors and the Compensation Committee of the Board of Directors. The Compensation Committee (or a committee thereof), which shall be constituted to satisfy the applicable requirement of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Code
Section 162(m), has the exclusive authority to grant stock options and purchase rights and otherwise administer the Stock Plan with respect to the Company's officers and directors. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the Stock Plan.

ELIGIBILITY

    The Stock Plan provides that either incentive stock options or nonstatutory stock options may be granted to employees (including officers and directors) of the Company or any of its subsidiaries. In addition, the Stock Plan provides that nonstatutory stock options may be granted to consultants of the Company or any of its subsidiaries. The Board of Directors or the Compensation Committee selects the optionees and determines the number of shares to be subject to each option. In making such determination, a number of factors are taken into account, including the duties and responsibilities of the optionee, the value of the optionee's services to the Company, the optionee's present and potential contribution to the success of the Company, and other relevant factors.

    The Stock Plan provides that the maximum number of shares of Common Stock which may be granted under options to any one employee during any fiscal year shall be 800,000, subject to adjustment as provided in the Stock Plan. There is also a limit on the aggregate market value of shares subject to all incentive stock options that may be granted to an optionee during any calendar year.

TERMS OF OPTIONS

    Each option is evidenced by a stock option agreement between the Company and the optionee. Under the Stock Plan as amended, each option is subject to the following additional terms and conditions:

    (a) EXERCISE OF THE OPTION. The Board of Directors or its committee determines when options may be exercised. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and by tendering payment of the purchase price. The purchase price of the shares purchased upon exercise of an option shall be paid in consideration of such form as is determined by the Board of Directors or its committee and specified in the option agreement, and such form of consideration may vary for each option.

    (b) EXERCISE PRICE. The exercise price under the Stock Plan is determined by the Board of Directors or its committee and may not be less than 100 percent of the fair market value of the Common Stock on the date the option is granted in the case of incentive stock options, or 85 percent in the case of nonstatutory stock options granted to optionees who are not "covered employees" under Code Section 162(m). The fair market value per share is equal to the closing price on The Nasdaq Stock Market on the date of grant. In the case of an incentive stock option granted to an optionee who owns more than ten percent of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, the exercise price must not be less than 110 percent of the fair market value on the date of grant.

    (c) TERMINATION OF EMPLOYMENT. If the optionee's employment or consulting relationship terminates for any reason other than disability or death, options under the Stock Plan may be exercised not later than three months after such termination and may be exercised only to the extent the option was exercisable on the date of termination. In no event may an option be exercised by any person after the expiration of its term.

    (d) DISABILITY. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of his or her total and permanent disability, options may be exercised within twelve months of termination and may be exercised only to the extent the option was exercisable on the date of termination, but in no event may the option be exercised after the expiration of its term. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of his or her disability that is not total and permanent, options may be exercised within six months of termination and may be exercised only to the extent the option was exercisable on the date of termination, but in no event may the option be exercised after the expiration of its term.

    (e) DEATH. Under the Stock Plan, if an optionee should die while employed or retained by the Company, options may be exercised within twelve months after the date of death to the extent the options are exercisable on the date of death. In no event may the option be exercised after expiration of its term.

    (f) TERMINATION OF OPTIONS. The Stock Plan provides that options granted under the Stock Plan have the term provided in the option agreement. In general, these agreements currently provide for a term of ten years. Incentive stock options granted to an optionee who, immediately before the grant of such option, owned more than ten percent of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, may not in any case have a term of more than five years. No option may be exercised by any person after its expiration.

    (g) OPTION NOT TRANSFERABLE. An option is nontransferable by the optionee other than by will or the laws of descent and distribution, and is exercisable only by the optionee during his or her lifetime or, in the event of the optionee's death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death.

    (h) DISSOLUTION, LIQUIDATION OR MERGER. In the event of the proposed dissolution or liquidation of the Company, to the extent the option has not previously been exercised, the Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action. In the event of a merger of the Company with or into another corporation, the Option or Stock Purchase Right shall be assumed or an equivalent option right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation.

    (i) OTHER PROVISIONS. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Stock Plan as may be determined by the Board of Directors or its committee.

RESTRICTED STOCK PURCHASE RIGHTS

    The Stock Plan permits the granting of rights to purchase Common Stock of the Company either alone, in addition to, or in tandem with other awards made by the Company. Upon the granting of a stock purchase right under the Stock Plan, the offeree is advised in writing of the terms, conditions and restrictions related to the offer, including the number of shares of Common Stock that such person is entitled to purchase, the price to be paid and the time in which such person must accept such offer. The purchase price for stock purchased pursuant to such rights shall not be less than 85 percent of the fair market value of such shares on the date of grant. Stock purchase rights granted to persons subject to Section 16 of the Exchange Act, will be subject to any restrictions necessary to comply with Rule 16b-3.

    Unless the Administrator of the Stock Plan determines otherwise, the underlying stock purchase agreement for stock purchased pursuant to a stock purchase right granted under the Stock Plan will grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability).

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

    In the event any change, such as a stock split or dividend, is made in the Company's capitalization that results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustment shall be made in the exercise price of each outstanding option, the number of shares subject to each option, the annual limitation on grants to employees, as well as the number of shares available for issuance under the Stock Plan.

AMENDMENT AND TERMINATION

    The Board of Directors may amend the Stock Plan at any time or from time to time or may terminate it without approval of the shareholders; provided, however, that shareholder approval shall be obtained to the extent necessary and desirable to comply with Rule 16b-3 or with Sections 162(m) and 422 of the Code. However, no action by the Board of Directors or shareholders may alter or impair any option previously granted under the Stock Plan. The Stock Plan shall terminate in 2003, provided that any options then outstanding under the Stock Plan shall remain outstanding until they expire by their terms.

PLAN BENEFITS

    The Company cannot currently determine the number of shares subject to options that may be granted in the future to executive officers and employees under the Stock Plan. No stock options or stock purchase rights were granted to the Named Executive Officers (as defined below) for the fiscal year ended December 31, 1996.

FEDERAL INCOME TAX ASPECTS OF THE STOCK PLAN

    Options granted under the Stock Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory stock options.

    If an option granted under the Stock Plan is an incentive stock option, under Federal tax laws the optionee will recognize no income upon grant of the incentive stock option and incur no tax liability due to the exercise unless the optionee is subject to the alternative minimum tax. The Company will not be allowed a deduction for Federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after receipt of the shares by the optionee, any gain will be treated as long-term capital gain under Federal tax laws. If these holding periods are not satisfied, the optionee will recognize ordinary income under Federal tax laws equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or ten percent shareholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized under Federal tax laws as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. The current Federal tax rate on long-term capital gains is capped at 28 percent. Capital losses are allowed under Federal tax laws in full against capital gains plus $3,000 of other income.

    All other options which do not qualify as incentive stock options are referred to as nonstatutory stock options. An optionee will not recognize any taxable income under Federal tax laws at the time he or she is granted a nonstatutory stock option. However, upon its exercise, under Federal tax laws the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired or where the optionee is an officer, director or ten percent shareholder of the Company, the date of taxation under Federal tax laws may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. Upon resale of such shares by the optionee, any difference between the sale price and the optionee's tax basis (exercise price plus the income recognized upon exercise) will be treated under Federal tax laws as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

    Stock purchases under the Stock Plan will generally be taxed in the same manner as the exercise of a nonstatutory stock option.

REQUIRED VOTE

    The approval of the amendments to the Stock Plan to increase the number of shares reserved for issuance thereunder by 1,000,000 shares and to make certain other amendments required by Section 162(m) of the Code requires the affirmative vote of the holders of a majority of the total votes cast on the proposal at the Annual Meeting in person or by proxy and entitled to vote.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL AND RATIFICATION OF THE AMENDMENTS TO THE COMPANY'S 1993 STOCK PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 1,000,000 SHARES AND TO IMPLEMENT CERTAIN OTHER CHANGES RESULTING FROM APPLICABLE LAW. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST THE PROPOSAL.

                                 PROPOSAL NO. 3

                              APPROVAL OF AUDITORS

    The Board of Directors has appointed the firm of Ernst & Young LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 1997. In the event the stockholders do not ratify such appointment, the Board of Directors will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to respond to appropriate questions and to make a statement if they desire.

REQUIRED VOTE

    The ratification of the appointment of Ernst & Young LLP as the Company's independent auditors requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1997.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth the beneficial ownership of the Company's Common Stock as of February 28, 1997 as to (i) each person who is known by the Company to beneficially own more than five percent of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the executive officers named in the Summary Compensation Table on page 13, and (iv) all directors and executive officers as a group.

                                                                           SHARES BENEFICIALLY
                                                                                  OWNED
                                                                         -----------------------
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                                   NUMBER      PERCENT
-----------------------------------------------------------------------  ----------  -----------
Target Therapeutics, Inc...............................................   1,418,856      15.38%
  47201 Lakeview Boulevard
  Fremont, CA 94538
Entities affiliated with New Enterprise Associates (2).................     565,732       6.13%
  2490 Sand Hill Road
  Menlo Park, CA 94025
St. Paul Venture Capital, Inc. (3).....................................     517,012       5.60%
  8500 Normandale Lake Blvd., Suite 1940
  Bloomington, MN 55437
Robert F. Kuhling, Jr. (4).............................................     430,906       4.67%
  2490 Sand Hill Road
  Menlo Park, CA 94025
Thomas C. McConnell (5)................................................     990,761      10.73%
  2490 Sand Hill Road
  Menlo Park, CA 94025
Nancy S. Olson (6).....................................................     520,012       5.63%
  8500 Normandale Lake Blvd., Suite 1940
  Bloomington, MN 55437
Richard D. Randall (7).................................................   1,439,688      15.58%
  734 Forest
  Marborough, MA 01752
Kathryn A. Tunstall (8)................................................     194,379       2.08%
Cynthia M. Domecus (9).................................................      36,650       *
Sanford Fitch (10).....................................................      88,193       *
James J. Messemer (11).................................................      60,598       *
Julian N. Nikolchev (12)...............................................     110,923       1.19%
All directors and officers as a group (10 persons) (13)................   3,476,685      36.28%

------------------------

*   Less than 1%.

 (1) Except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

 (2) Represents 450,980 shares held by New Enterprise Associates V, Limited Partnership, 12,900 shares held by Catalyst Ventures, Limited Partnership, 91,112 shares held by Chemicals and Materials Enterprise Associates, Limited Partnership, 139 shares held by New Enterprise Associates IV, Limited Partnership and 10,601 shares held by NEA Onset Partners, Limited Partnership.

 (3) St. Paul Venture Capital, Inc. is an affiliate of St. Paul Fire and Marine Insurance Company, which is the owner of record of these shares.

 (4) Includes 417,647 shares held by ONSET Enterprise Associates, L.P., which Mr. Kuhling may be deemed to beneficially own by virtue of his status as a general partner of AU Management, L.P., a general partner of ONSET Enterprise Associates, L.P. Mr. Kuhling disclaims beneficial ownership of the shares held by such entity except to the extent of his proportionate partnership interest therein. Also includes 3,000 shares issuable upon exercise of options exercisable within 60 days of February 28, 1997.

 (5) Includes 450,980 shares held by New Enterprise Associates V, Limited Partnership, 91,112 shares held by Chemicals and Materials Enterprise Associates, Limited Partnership, 12,900 shares held by Catalyst Ventures, Limited Partnership, and 139 shares held by New Enterprise Associates IV, Limited Partnership, which Mr. McConnell may be deemed to beneficially own by virtue of his status as a general partner of NEA Partners V, Limited Partnership (the general partner of New Enterprise Associates V, Limited Partnership), NEA Chemicals and Materials Partners, Limited Partnership (a general partner of Chemicals and Materials Enterprise Associated, Limited Partnership), NEA Partners IV, Limited Partnership (a general partner of Catalyst Ventures, Limited Partnership and also the general partner of New Enterprise Associates IV, Limited Partnership). Also includes 417,647 shares held by ONSET Enterprise Associates, Limited Partnership and 10,601 shares held by NEA Onset Partners, Limited Partnership, which Mr. McConnell may be deemed to beneficially own by virtue of his status as a general partner of NEA Onset Partners, Limited Partnership, a general partner of ONSET Enterprise Associates, Limited Partnership. Mr. McConnell disclaims beneficial ownership of the shares held by such entities except to the extent of his proportionate partnership interest therein. Also includes 3,000 shares issuable upon exercise of options exercisable within 60 days of February 28, 1997.

 (6) Includes 517,012 shares held by St. Paul Fire and Marine Insurance Company, which Ms. Olson may be deemed to beneficially own by virtue of her status as an Executive Vice President of St. Paul Venture Capital, Inc., an affiliate of St. Paul Fire and Marine Insurance Company. Ms. Olson disclaims beneficial ownership of the shares held by such entity. Also includes 3,000 shares issuable upon exercise of options exercisable within 60 days of February 28, 1997.

 (7) Includes 1,418,856 shares held by Target Therapeutics, Inc., which Mr. Randall may be deemed to beneficially own by virtue of his status as a member of the Board of Directors of Target. Mr. Randall disclaims beneficial ownership of the shares held by such entity. Also includes 12,499 shares issuable to Mr. Randall upon exercise of options exercisable within 60 days of February 28, 1997.

 (8) Includes 110,456 shares issuable upon exercise of options exercisable within 60 days of February 28, 1997.

 (9) Includes 35,278 shares issuable upon exercise of options exercisable within 60 days of February 28, 1997.

(10) Includes 36,804 shares issuable upon exercise of options exercisable within 60 days of February 28, 1997.

(11) Includes 59,373 shares issuable upon exercise of options exercisable within 60 days of February 28, 1997.

(12) Includes 29,674 shares held by Julian N. Nikolchev and Betsy M. Nikolchev, Trustees of the Nikolchev Family Trust U/D/T dated July 22, 1994. Also includes 71,249 shares issuable upon exercise of options exercisable within 60 days of March 26, 1997.

(13) Includes 2,501,600 shares beneficially owned by entities affiliated with Mr. McConnell, Mr. Kuhling, Mr. Randall, and Ms. Olson for which they disclaim beneficial ownership other than to the extent of their proportionate interest therein. Also includes 356,255 shares issuable upon exercise of options exercisable within 60 days of February 28, 1997.

                             EXECUTIVE COMPENSATION

    The following table sets forth the compensation received in the fiscal years ended December 31, 1995 and December 31, 1996 by (i) the Company's Chief Executive Officer and (ii) the Company's four other most highly paid executive officers who earned in excess of $100,000 during the fiscal year ended December 31, 1996 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                         LONG-TERM
                                                                                                       COMPENSATION
                                                                    ANNUAL COMPENSATION                   AWARDS
                                                      -----------------------------------------------  -------------
                                                                                        OTHER ANNUAL    SECURITIES
                                                                               BONUS    COMPENSATION    UNDERLYING
NAME AND PRINCIPAL POSITION                             YEAR     SALARY ($)   ($)(1)       ($)(2)       OPTIONS (#)
----------------------------------------------------  ---------  ----------  ---------  -------------  -------------
Kathryn A. Tunstall.................................       1996  $  173,106  $  36,500    $     690         --
  President and Chief Executive Officer                    1995     162,900     32,100       20,833(3)     116,666

Cynthia M. Domecus..................................       1996     144,906     28,800          194         --
  Senior Vice President, Clinical Research,                1995     125,675     16,200           --         40,000
  Regulatory Affairs and Quality Assurance

Sanford Fitch.......................................       1996     145,350     23,200        1,398         --
  Senior Vice President and Chief Financial Officer        1995     127,731     20,025           --         74,999(4)

James J. Messemer...................................       1996     134,400     19,800          186         --
  Vice President, Business Development                     1995     105,000     14,700           --         26,666

Julian N. Nikolchev.................................       1996     126,082     18,000          274         --
  Chief Technology Officer                                 1995     116,579     18,000           --         33,333

------------------------

(1) 1996 bonuses represent bonuses paid in 1997 to executive officers for fiscal 1996 performance. 1995 bonuses represent bonuses paid in 1996 to executive officers for fiscal 1995 performance. Bonuses to executive officers are paid at the discretion of the Board of Directors.

(2) Except as otherwise set forth, represents premiums paid by the Company for group term life insurance in 1996.

(3) Represents the reimbursement of certain transportation expenses.

(4) Mr. Fitch was also issued 50,000 shares of the Company's Common Stock at a purchase price of $0.48 per share on March 1, 1995. These shares are subject to a repurchase right in the Company's favor that lapses over a four-year period from December 19, 1994. These shares participate in dividends if and when declared. At the end of 1996, based upon an estimated fair market value of the Company's Common Stock of $10.25 per share, these purchased shares had an aggregate value of $488,500 in excess of the amount paid therefor.

               OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 1996

    The Company did not grant stock options to purchase Common Stock of the Company during the fiscal year ended December 31, 1996 to any of the Named Executive Officers. The Company has never granted stock purchase rights to executive officers.

    The following table sets forth certain information for the Named Executive Officers with respect to the exercise of options to purchase Common Stock during the fiscal year ended December 31, 1996.

                 AGGREGATED OPTION EXERCISES IN THE YEAR ENDED

              DECEMBER 31, 1996 AND FISCAL YEAR-END OPTION VALUES

                                                                 NUMBER OF SHARES OF COMMON
                                                                      STOCK UNDERLYING        VALUE OF UNEXERCISED IN-
                                          SHARES                   UNEXERCISED OPTIONS AT       THE-MONEY OPTIONS AT
                                        ACQUIRED ON    VALUE       DECEMBER 31, 1996 (#)      DECEMBER 31, 1996 ($)(1)
                                         EXERCISE     REALIZED   --------------------------  --------------------------
NAME                                        (#)        ($)(2)    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------------------------------  -----------  ----------  -----------  -------------  -----------  -------------
Kathryn A. Tunstall...................      13,500   $  177,325      93,789        92,710     $ 715,622    $   395,546

Cynthia M. Domecus....................       7,777      142,019      29,166        36,390       234,159        232,390

Sanford Fitch.........................      --           --          30,553        44,446       214,222        229,522

James J. Messemer.....................      --           --          54,095        25,904       491,978        150,818

Julian N. Nikolchev...................      10,000       95,800      68,471        19,862       644,865        111,851

------------------------

(1) Calculated by determining the difference between the estimated fair market value of the Company's Common Stock as of December 31, 1996 ($10.25 per share) and the exercise price of the securities underlying the options.

(2) Calculated by determining the difference between the fair market value of the Company's Common Stock as of the date of exercise and the exercise price of the securities underlying the exercised options.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH ON PAGE 17 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                         COMPENSATION COMMITTEE REPORT

    The following is a report of the Compensation Committee of the Board of Directors (the "Committee") describing the compensation policies applicable to the Company's executive officers during the fiscal year ended December 31, 1996. The Committee, comprised of directors Kuhling, McConnell and Randall, recommends salaries, incentives and other forms of compensation for directors, officers and other employees of the Company, administers the Company's various incentive compensation and benefit plans (including stock plans) and recommends policies relating to such incentive compensation and benefit plans; provided, however, that a subcommittee consisting of directors Kuhling and McConnell administers the Company's 1993 Stock Plan with respect to grants to officers and directors. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

EXECUTIVE OFFICER COMPENSATION

    COMPENSATION POLICY

    The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of stockholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policies integrate annual base compensation, bonuses based on corporate and individual performance, and stock option grants. All executive officers as well as senior-level managerial and technical employees are eligible for and do participate in these compensation plans.

    BASE SALARIES FOR FISCAL 1996

    The Compensation Committee evaluates the performance and recommends the salary of the Company's Chief Executive Officer, Kathryn Tunstall, and all other executive officers. Survey data is drawn from comparable companies participating in medical device, biotechnology, and/or pharmaceutical executive compensation surveys, several of which are included in the peer group index in the Company's Performance Graph at page 17. Within this framework, executive salaries are determined based on individual performance, level of responsibility, the Company's overall salary structure, and the financial condition of the Company. The Company's compensation policy is designed to maintain executive officer base salaries within a range approximating the median of such salary data for like characteristics. Generally, salaries paid to the Company's executive officers in fiscal 1996 were within the targeted range. While it is the Committee's intent to continue to review periodically base salary information to monitor competitive ranges within the applicable market, including consideration of the Company's geographic location and individual job responsibilities, it is further the intent of the Committee to maintain a close relationship between the Company's performance and the base salary component of its executive officers' compensation.

    STOCK OPTION AWARDS FOR FISCAL 1996

    The Company's 1993 Stock Plan provides for the issuance of stock options to officers and employees of the Company to purchase shares of the Company's Common Stock at an exercise price equal to the fair market value of such stock on the date of the option grant. The Company's stock options typically vest over a 48 month period in increments of 12.5 percent after the initial six months and 2.08 percent each month thereafter. Stock options are granted to the Company's executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future performance. The Committee believes that stock based performance compensation arrangements are essential in aligning the interests of management and the stockholders in enhancing the value of the Company's equity.

    During fiscal 1996, the Committee approved grants of stock options to certain employees, including one executive officer, in connection with the hiring or promotion of such employees. In addition, in February 1997, the Committee approved grants of stock options to certain employees, including each executive officer, pursuant to the attainment of certain corporate objectives and which awards were based substantially upon individual and departmental performance during fiscal 1996 and tenure with the Company. The February 1997 grants were made pursuant to the Company's Stock Plan. However, because there are insufficient shares available under the Stock Plan for such options, such grants will only be effective at such time as sufficient shares are available under the Stock Plan. Accordingly, assuming that, at the Annual Meeting, the stockholders approve the increase in the number of shares reserved for issuance under the Stock Plan, the exercise price for the options granted in February 1997 will be determined as of the date of the Annual Meeting. See "Proposal No. 2 Approval of Amendments to the 1993 Stock Plan."

    BONUS AWARDS FOR FISCAL 1996

    In conjunction with the establishment of a fiscal 1996 bonus pool early in the fiscal year, the Committee established certain performance objectives, including corporate profit and departmental goals, which, when met, would result in bonus payments to employees, including executive officers, in varying amounts based upon the degree of achievement of the established objectives and compensation level. In February 1997, the Committee approved bonuses for executive officers and employees in recognition of their efforts in contributing to the Company's fiscal 1996 performance. Bonuses earned by the Company's executive officers for performance in fiscal 1996 ranged from 14.3 percent to
21.1 percent of their respective base salary amounts.

    COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    The fiscal 1996 compensation of Kathryn A. Tunstall, the Company's Chief Executive Officer ("CEO"), consisted of base salary and a bonus. As with other executive officers of the Company, the amounts of the CEO's stock option and bonus awards are based on attainment of a combination of corporate and individual performance objectives. Ms. Tunstall's fiscal year-end bonus of $36,500, or 21.1 percent of her base salary, and stock options of 140,000 shares granted in February 1997 reflects the Committee's judgment as to Ms. Tunstall's personal performance during the fiscal year as well as her role in the attainment of the Company's overall objectives.

    DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, unless such compensation meets the requirements for the "performance-based" exception to the general rule. Since the cash compensation paid by the Company to each of its executive officers is expected to be well below $1 million and the Committee believes that options granted under the Company's 1993 Stock Plan will meet the requirements for qualifying as performance-based, the Committee believes that this section will not affect the tax deductions available to the Company. It will be the Committee's policy to qualify, to the extent reasonable, the executive officers' compensation for deductibility under applicable tax law.

                                          Submitted by the Compensation
                                          Committee
                                            of the Board of Directors

                                          Robert F. Kuhling

                                          Thomas C. McConnell

                                          Richard R. Randall

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the meetings held in the year ended December 31, 1996, the following individuals served on the Company's Compensation Committee: Richard D. Randall, Robert F. Kuhling and Thomas C. McConnell. Messrs. McConnell and Kuhling have never served as officers or employees of the Company. Mr. Randall served as the Company's Chief Executive Officer and Chief Financial Officer from December 1992 until July 1993.

PERFORMANCE GRAPH

    The following graph compares, since the time that the Company's Common Stock has been registered under Section 12 of the Securities Exchange Act of 1934 (beginning February 1, 1996), the cumulative total stockholder return for the Company's Common Stock, assuming reinvestment of all dividends, to the cumulative return over such period of The Nasdaq Stock Market--U.S. Index and the S&P Medical Products & Supplies Index. The graph assumes that $100 was invested on February 1, 1996, the date of the Company's initial public offering of Common Stock, in the Common Stock of the Company and in each of the comparative indices. The graph further assumes that such amount was initially invested in the Common Stock of the Company at a price per share of $19.50, the closing price at which such stock was first offered to the public by the Company on that date.

COMPARISON OF TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                   2/1/96     3/29/96    6/28/96    9/30/96   12/31/96    2/28/97
Conceptus, Inc.                     100.000    103.846     87.180     70.513     52.564     65.385
Nasdaq Stock Market-US              100.000    102.987    110.805    114.723    120.718    122.398
S&P Medical Products & Supplies     100.000     98.251     96.839    107.387    107.957    113.910

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In December 1992, the Company issued to Target 666,666 shares of Series A Preferred Stock with value of $0.75 per share along with a warrant to purchase up to 1,000,000 shares of Common Stock at an exercise price of $1.50 per share, in exchange for the grant of an exclusive license to technology and certain supply commitments. Target converted this warrant into 892,857 shares of Common Stock in connection with the Company's initial public offering. Mr. Randall currently serves on Target's Board of Directors and served as President and Chief Executive Officer of Target from June 1989 until May 1993 and as Chairman of the Board from April 1993 until May 1994. Pursuant to the License Agreement, Target granted to the Company an exclusive, worldwide, royalty-free license, with the right to sublicense, to use any of Target's technology, and to use, make and sell products incorporating the Target technology, in the field of reproductive physiology (the "Conceptus field"). The Company granted back to Target an exclusive, worldwide, royalty-free license, with the right to sublicense, to use Conceptus technology (made up of the Company's improvements on Target technology and the Company's own developments for use in the Conceptus field), and to use, make and sell products incorporating the Conceptus technology, in the fields of interventional neuroradiology, interventional radiology, interventional cardiology and interventional electrophysiology (but excluding the Conceptus field). These license grants apply to any technology existing on the date of the agreement or subsequently developed through February 1, 1996. This agreement will terminate upon the later of December 2002 or the expiration of all patent rights in the Target technology. The agreement also includes provisions preventing Target from engaging in certain research, marketing, sales or acquisition activities in the Conceptus field during the life of the agreement. In connection with such transaction, Target and Conceptus also agreed that during the two year period following the Company's initial public offering of securities, Target would not acquire Conceptus capital stock to the extent that doing so would cause Target's ownership interest in the Company to exceed the greater of 20% of the outstanding voting stock prior to such acquisition or the percentage held by Target immediately prior to the effectiveness of the registration statement covering the Company's initial public offering.

    In March 1994, Target extended to the Company a $300,000 lease line of credit for the lease of test, production or other machinery and equipment and computer hardware, fixtures and furniture, on a sale and leaseback basis, with payment terms varying between three and four years depending on the type of equipment involved. Conceptus drew down the entire amount of the lease line and at December 31, 1996 approximately $114,000 remains payable by the Company under the lease line. In connection with the extension of the lease line, Target also loaned to the Company an additional $209,000 pursuant to two promissory notes secured by certain tangible property of the Company similar in type to that subject to the lease line. These notes are payable over a three to four year period (depending on the nature of the collateral involved), and bear interest at the rate of 8.5% per annum, compounded monthly. At December 31, 1996, approximately $40,000 of the principal balance remains outstanding under these notes. In connection with this lease line and secured loan transaction, the Company issued to Target a warrant to purchase up to an additional 12,000 shares of Common Stock at an average exercise price of $4.05 per share, which warrant was exercised in connection with the Company's initial public offering at an aggregate price of $48,600.

    In March 1994 and May 1995, as part of the Company's third and fourth rounds of financing, Target purchased an additional aggregate of 101,102 shares of Preferred Stock for a total of $500,000. The Company has also reimbursed Target for certain employee benefit expenses incurred by Target on the Company's behalf. For the year ended December 31, 1996, approximately $177,000 was paid and no additional payments are due to Target under this arrangement. This agreement was discontinued at December 31, 1996. Upon the closing of the Company's initial public offering, each outstanding share of Preferred Stock was converted into one share of Common Stock.

    On January 20, 1997, Target executed an Agreement and Plan of Merger (the "Merger Agreement") with Boston Scientific Corporation, a Delaware corporation ("BSC"), pursuant to which a wholly owned subsidiary of BSC will be merged with and into Target (the "Merger"). Pursuant to the Merger Agreement, each share of common stock of Target will be converted into the right to receive 1.07 shares of common stock of BSC. The Merger is intended to be a tax-free stock-for-stock exchange for federal income tax purposes and a pooling of interests for accounting purposes. Consummation of the Merger is subject to certain closing conditions, including approval by the stockholders of Target and regulatory approval.

    All future transactions, including any loans from the Company to its officers, directors, principal stockholders or affiliates, will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors or, if required by law, a majority of disinterested stockholders, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent Stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, all of these filing requirements have been satisfied with the following exceptions: (a) Target Therapeutics, Inc. was late in filing a Form 4 for the month of December 1996 in connection with a sale of the Company's stock; (b) Mr. Randall was late in filing three Form 4's, one for the month of May 1996 reporting his annual automatic director's option grant and in connection with Target's sale of the Company's stock, one for the month of August 1996 in connection with two sales of the Company's stock by Target, and one for the month of December 1996 in connection with Target's sale of the Company's stock; (c) Mr. McConnell amended the Form 4 filed for the month of May 1996 to include the annual automatic director's option grant he received from the Company and amended the Form 4 filed for the month of November 1996 to report a sale of the Company's stock by Catalyst Ventures, L.P; (d) Catalyst Ventures, L.P. amended the Form 4 filed for the month of November 1996 to report a sale of the Company's shares; and (e) Mr. Kuhling amended his year end report on Form 5 to report a distribution of shares of the Company's stock made to him without consideration by New Enterprise Associates. In making this statement, the Company has relied solely upon review of the copies of such reports furnished to the Company and written representations from its officers and directors that no other reports were required.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Michael W. Hall

                                          SECRETARY

Dated: April 4, 1997

PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              CONCEPTUS, INC.

                   1997 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Conceptus, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 4, 1997, and hereby appoints Kathryn A. Tunstall and Sandford Fitch, or either of them, as proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Stockholders of Conceptus, Inc. to be held on May 13, 1997, at 11:00 a.m., at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) thereof.

This proxy will be voted as directed or, if no contrary direction is indicated, will be voted as follows: (1) for the election of directors; (2) for the approval and ratification of the amendments to the Company's 1993 Stock Plan to increase the number of shares of Common Stock reversed for issuance thereunder by 1,000,000 shares to an aggregate of 2,575,000 shares and to implement certain other changes resulting from applicable law; (3) for ratification of the appointment of Ernst & Young LLP as independent auditors; and as said proxies deem advisable on such other matters as may come before the meeting.

                 CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                                                     SEE REVERSE
                                                                        SIDE
--------------------------------------------------------------------------------
                         /\  FOLD AND DETACH HERE  /\

                                                                    Please mark
                                                                   your votes as
                                                                      in this
                                                                    example /X/
                                     FOR all nominees      WITHHOLD authority to
                                     listed to the left    vote for all nominees
                                     (except as indicated) listed to the left
1. Election of Directors                    / /                   / /
   NOMINEES: Richard D. Randall
             Kathryn A. Tunstall
             Sanford Fitch
             Robert F. Kuhling
             Thomas C. McConnell
             Nancy S. Olson

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above.


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                                                  FOR     AGAINST     ABSTAIN
2. To approve and ratify the amendments to the    / /       / /         / /
   Company's 1993 Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 shares to an aggregate of 2,575,000 shares and to implement certain other changes resulting from applicable law.

3. To ratify the appointment of Ernst & Young LLP / /       / /         / /
   as the Company's independentauditors for the fiscal year ending December 31, 1997.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

Signature(s)                                                  Date
            -------------------------------------------------     ------------
NOTE: This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned in the enclosed envelope.

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                          /\  FOLD AND DETACH HERE  /\